EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 09/21/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.90%	6.45%	4.77%
Class B Units	1.88%	6.40%	4.12%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED SEPTEMBER 21, 2007

Grant Park posted trading gains during the past week.  Positions in the currencies were responsible for the bulk of profits, with additional gains coming from the energy and metal markets.  Losses came mainly from positions in the interest rate sector.

Positions in the currency sector yielded Grant Park’s largest gains after the U.S. Federal Reserve’s decision to lower short-term interest rates sent the U.S. dollar considerably lower against its foreign counterparts.  Long positions in the euro, Swiss franc and Canadian dollar all benefited after the Fed’s decision to lower the Federal Funds rate (the overnight rate at which banks borrow money from each other) by 50 basis points to 4.75%, a larger cut than most investors had expected.  The dollar moved through the $1.40 level against the euro and fell to parity with the Canadian dollar as investors speculated that the U.S. central bank might elect to enact further rate cuts in the months ahead.

Crude oil prices rose to record levels, benefiting long positions in the energy sector.  Prices for the November contract on NYMEX reached $82.60 per barrel before settling at $81.62, up $ 3.53 for the week as reports of strong demand from China combined with the aggressive interest rate cut sent prices higher.  Long positions in unleaded gasoline and heating oil also reported gains.

Long positions in the metals sector were profitable as gold rallied $21.10 to close at $738.90 per ounce.  The November contract on COMEX posted a high of $747.10 as the weak dollar made gold more affordable for holders of foreign currency; analysts also suggested that the jump in oil prices spurred investors to buy gold as a possible hedge against inflation.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, long positions in the fixed income sector lost ground as prices for interest rate instruments fell by week’s end.  Prices for longer-dated instruments fell as analysts implied that investors were worried that the aggressive nature of the Fed’s action could result in inflationary pressure in the long run.  Positions in the Treasury notes and bonds, Japanese Government Bonds and German Bunds sustained the largest losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com